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Exhibit 10.19

AMENDED AND RESTATED PLEDGE AGREEMENT

        THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") made as of this 27th day of November, 2002, is by and between CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation and successor by merger to Cherokee International, LLC, having its principal place of business and chief executive office at 2841 Dow Avenue, Tustin, California 92780 ("Pledgor"), and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as Agent on behalf of all Lenders (as hereinafter defined) party to the Credit Agreement defined below (in such capacity, "Pledgee").

RECITALS:

        WHEREAS, Pledgor has entered into that certain Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with Pledgee for the benefit of all lenders thereunder ("Lenders"), and the Lenders from time to time parties thereto; and

        WHEREAS, Pledgor has received, and may hereafter receive, loans and other financial accommodations from Pledgee and Lenders under the Credit Agreement, as a result of which it has incurred, and expects simultaneously with the delivery of this Agreement to, and will hereafter, incur, Obligations to Lenders; and

        WHEREAS, Pledgor is the legal and beneficial owner of all of the issued and outstanding capital stock or other equity securities of each issuer (individually, a "Foreign Subsidiary" and collectively, the "Foreign Subsidiaries") as more fully described on Exhibit A attached hereto; and

        WHEREAS, Pledgor and Pledgee are parties to a (i) Pledge Agreement dated as of April 30, 1999, (ii) Pledge Agreement dated as of June 15, 2000 and (iii) Pledge Agreement dated November 2, 2001 (collectively, the "Original Pledge Agreements"); and

        WHEREAS, to induce Pledgee and the Lenders to enter into the Credit Agreement and make the Loans thereunder, and in order to secure the payment and performance by Pledgor of the Liabilities (as hereinafter defined), Pledgor has agreed to amend and restate the Original Pledge Agreements in their entirety;

        NOW, THEREFORE, in consideration of the foregoing and in order to induce Pledgee and Lenders to extend credit and make other financial accommodations under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee, on behalf of and for the benefit of Pledgee and Lenders, to amend and restate the Original Pledge Agreements in their entirety as follows, without novation:

        1.    Defined Terms.    Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. Terms defined in the Illinois Uniform Commercial Code which are not otherwise defined in this Agreement or in the Credit Agreement are used in this Agreement as defined in the Illinois Uniform Commercial Code as in effect on the date hereof.

        2.    Pledge.    Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of Pledgee and Lenders, a first lien on and security interest in (a) sixty-five percent (65%) of the capital stock or other equity securities of each Foreign Subsidiary now or hereafter owned by Pledgor, and all certificates and instruments, if any, representing such capital stock or other equity interests (the "Pledged Interests"), (b) all other property hereafter delivered to Pledgor in substitution for the Pledged Interests, (c) any other property of Pledgor, as described in Section 4 below, now or hereafter delivered to, or in the possession or custody of, Pledgee, and (d) any and all proceeds thereof (all such property being hereinafter referred to collectively as the "Collateral"), as collateral security for (i) the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations and (ii) the due and punctual payment and performance by Pledgor of its obligations and liabilities under, arising out of, or in connection with this Agreement including, without limitation, any taxes and expenses payable pursuant to Section 19 hereof (all of the foregoing being hereinafter referred to collectively as the "Liabilities").

        3.    Representations and Warranties of Pledgor.    Pledgor represents and warrants to Pledgee, for the benefit of Pledgee and Lenders, that as of the Restatement Effective Date:

          (a)   The Pledged Interests which evidence equity securities of Foreign Subsidiaries that are corporations are now and shall at any time hereafter be certificated or represented by an instrument possession of which would be required to perfect Pledgee's Lien. Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, and the Collateral is free and clear of all Liens except the Liens created by this Agreement and the Financing Documents. Exhibit A sets forth (i) the authorized capital stock or other equity securities of each Foreign Subsidiary, (ii) the number of shares of capital stock or other equity securities of each Foreign Subsidiary that are issued and outstanding as of the date hereof, and (iii) the number of shares of capital stock or other equity securities of each Foreign Subsidiary held in its treasury;

          (b)   Pledgor has full power, authority and legal right to execute the pledge provided for herein and to pledge the Collateral to Pledgee, for the benefit of Pledgee and Lenders;

          (c)   this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor rights and general principles of equity;

          (d)   Pledgor holds no options, warrants or other agreements with respect to the issuance of additional shares of capital stock or other equity securities of any Foreign Subsidiary and, to the best of Pledgor's knowledge, no options or warrants with respect to issuance of additional shares of capital stock or other equity securities of any Foreign Subsidiary exist;

          (e)   the Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable and represent sixty-five percent (65%) of the issued and outstanding shares of capital stock or other equity securities of each Foreign Subsidiary specified on Exhibit A;

          (f)    no consent, approval or authorization of or designation or filing with any federal, state or other governmental authority or regulatory body on the part of Pledgor is required in connection with the execution, delivery and performance of this Agreement, the granting of Liens in the Collateral by Pledgor or the exercise by Pledgee, for the benefit of Pledgee and Lenders, of the voting and other rights provided for in this Agreement;

          (g)   the execution, delivery and performance of this Agreement by Pledgor will not violate any provision of (i) any applicable law or regulation, (ii) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, (iii) the charter or by-laws of Pledgor, (iv) any securities issued by Pledgor, or (v) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Pledgor except as contemplated by this Agreement; and

          (h)   the pledge and assignment of the Collateral and delivery of the certificates evidencing the Collateral (with respect to certificated equity securities) and the filing of this Agreement or similar agreement with the appropriate filing office (with respect to uncertificated equity securities) pursuant to this Agreement creates a valid first Lien on the Collateral in favor of Pledgee, for the benefit of Pledgee and Lenders, subject to no Liens (other than Permitted Encumbrances) nor to any agreement (other than the Financing Documents) purporting to grant to any third party any Liens in the property or assets of Pledgor which would include the Collateral. Pledgor covenants and agrees that it will defend all of the right, title and interest of Pledgee in and to the Collateral, for the benefit of Pledgee and the Lenders, against the claims and demands of all persons whomsoever.

        4.    Dividends, Distributions, etc.    If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock or other certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the indorsement of Pledgor when necessary and/or appropriate undated stock powers or assignments separate from certificate duly executed in blank, to be held by Pledgee as additional collateral security for the Liabilities. In case any distribution of capital shall be made to Pledgor on or in respect of the Pledged Interests or any property shall be distributed to Pledgor upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization, merger or consolidation thereof, the property so distributed shall be delivered by Pledgor to Pledgee to be held by Pledgee as additional collateral security for the Liabilities. Other than as set forth in the preceding sentence, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional collateral security for the Liabilities. Provided, however, Pledgor shall not accept on behalf of Pledgee any such dividends or distributions from a Foreign Subsidiary in the form of stock or other equity interests if the effect of such acceptance would increase Pledgee's equity holdings in such Foreign Subsidiary above sixty-five percent (65%) of the issued and outstanding capital stock or other equity securities of such Foreign Subsidiary.

        5.    Administration of Security.    The following provisions shall govern the administration of the Pledged Interests:

          (a)   Pledgor shall be entitled (subject to the other provisions hereof and the Credit Agreement, including, without limitation, Section 8 below, and Section 3.6 of the Credit Agreement) (i) so long as no Event of Default has occurred and is continuing, to vote or consent with respect to the Pledged Interests and to otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Credit Agreement or any of the other Loan Documents; and (ii) to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Interests. Pledgor hereby grants to Pledgee or its nominee, for the benefit of Pledgee and Lenders, the right to exercise all voting, corporate and other rights relating to the Pledged Interests in any instance, including, without limitation, to approve any merger involving a Foreign Subsidiary as a constituent entity, which proxy shall be exercisable immediately upon the occurrence of an Event of Default. After the occurrence and during the continuance of an Event of Default and upon request of Pledgee, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as Pledgee may request.

          (b)   Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive any cash dividends or other distributions in the ordinary course, Pledgor shall deliver to Pledgee, and Pledgee shall be entitled to receive and retain, on behalf of Pledgee and Lenders, all such cash or other distributions as additional collateral security for the Liabilities; provided, however, that upon such Event of Default being cured (provided that no part of the Obligations shall have been accelerated pursuant to subsection 6.3 of the Credit

  Agreement), Pledgee shall return to Pledgor such portion of any such cash dividends or other distributions received and retained by Pledgee as have not been applied to cure such Event of Default.

          (c)   Subject to any sale or other disposition by Pledgee of the Pledged Interests or other property pursuant to this Agreement, upon full payment, satisfaction and termination of all of the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and the termination pursuant to Section 16 hereof of the Liens hereby granted, the Pledged Interests and any other property then held as part of the collateral security for the Liabilities in accordance with the provisions of this Agreement shall be returned to Pledgor.

        6.    Rights of Pledgee.    Neither Pledgee nor Lenders shall be liable for any failure to collect or realize upon the Liabilities or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee or any Lender be under any obligation to take any action whatsoever with regard thereto. Any or all of the Collateral held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Pledgee or its nominee, for the benefit of Pledgee and the Lenders, and Pledgee or its nominee may thereafter without notice exercise all voting, corporate and other rights at any meeting with respect to a Foreign Subsidiary and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests, for the benefit of Pledgee and Lenders, as if Pledgee or its nominee were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to a Foreign Subsidiary or upon the exercise by a Foreign Subsidiary or Pledgee, on behalf of Pledgee and Lenders, of any right, privilege or option pertaining to any of the Collateral, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

        7.    Remedies.    Upon the occurrence and during the continuance of an Event of Default, Pledgee, on behalf of Pledgee and Lenders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including any disposition in connection with a merger of a Foreign Subsidiary) and deliver the Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker's board or at any of Pledgee's offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private (to the extent permitted by law), to purchase, on behalf of Pledgee and Lenders, the whole or any part of the Collateral so sold free of any right or equity of redemption in Pledgor, which right or equity of redemption Pledgor hereby expressly waives and releases to the extent permitted by law. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Pledgee or Lenders hereunder, including reasonable attorneys' fees and expenses, to the payment, in whole or in part, of the Liabilities in such order (unless a court of competent jurisdiction shall otherwise direct) as Pledgee may elect. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608(a)(1)(C) of the Uniform Commercial Code of the State of Illinois, need Pledgee account for the surplus, if any, to Pledgor. Pledgor agrees that Pledgee need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice shall constitute commercially reasonable notification of such matters. No notification need be given to Pledgor if Pledgor has signed after default a statement renouncing any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Pledgee and Lenders in this Agreement and in any of the other Loan Documents, Pledgee and Lenders shall have all the rights and remedies of secured parties under the Uniform Commercial Code of the State of Illinois and under any other applicable law.

        8.    No Disposition, Liens, etc.    Without the prior written consent of Pledgee and Requisite Lenders, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor create, incur or permit to exist any Lien on any of the Collateral, or any interest therein, or any proceeds thereof, except for the Liens granted pursuant to this Agreement and the Financing Documents. Without the prior written consent of Pledgee and Requisite Lenders and except as permitted under the Credit Agreement, Pledgor agrees that it will not vote to enable, and will not otherwise permit a Foreign Subsidiary to (a) issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Interests or (b) dissolve, liquidate, retire any of its capital stock or other equity securities, reduce its capital or merge or consolidate with any other Person.

        9.    Intentionally Omitted.

        10.    Intentionally Omitted.

        11.    Sale of Pledged Interests.    (a) Pledgor acknowledges that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of any Foreign Subsidiary) of any or all the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, Pledgor agrees that any such private sale or disposition shall be deemed to be effected in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Collateral in order to permit Pledgor or a Foreign Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor or any such Foreign Subsidiary would agree to do so.

          (b)   Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sale or other disposition of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor's expense. Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8 and 11 of this Agreement will cause irreparable injury to Pledgee and Lenders, that neither Pledgee nor Lenders have an adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee and Lenders to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          (c)   Pledgor further agrees to indemnify and hold harmless Pledgee and each Lender and their respective successors and assigns, officers, directors, employees and agents, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, reasonable attorneys' fees and expenses (in this paragraph collectively called the "Indemnified Liabilities"), under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum, any preliminary prospectus or preliminary offering memorandum, any amendment or supplement to any thereof or any other writing prepared in connection with the offer, sale or resale of all or any portion of the Collateral (collectively, the "Disclosure Documents") unless such untrue statement of material fact was provided by Pledgee or such Lender specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated or necessary to make the statements in any of the Disclosure Documents not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee, any Lender and their respective successors and assigns, officers, directors, employees and agents, or any Person in control of any thereof. In connection with a public sale or other distribution, Pledgor shall provide customary indemnification to any underwriters and their respective successors and assigns, officers and directors, and each Person who controls any such underwriter (within the meaning of the Securities Act). If and to the extent that any of the foregoing undertakings in this paragraph may be unenforceable for any reason, Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Pledgor under this paragraph (c) shall survive the termination of this Agreement.

          (d)   Pledgor further agrees to waive any and all rights of subrogation it may have against any Foreign Subsidiary upon the sale or other disposition of all or any portion of the Collateral by Pledgee.

        12.    Further Assurances.    Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver all stock powers, financing statements and other documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

        13.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        14.    No Waiver; Cumulative Remedies.    Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, on behalf of the Lenders, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any subsequent occasion. No course of dealing between Pledgor and Pledgee or any Lender and no failure to exercise, nor any delay by Pledgee in exercising any right, power or privilege hereunder or under the Credit Agreement, on behalf of Lenders, shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

        15.    Successors and Assigns.    This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgee and Lenders hereunder, inure to the benefit of Pledgee and Lenders and their successors and assigns, except that Pledgor shall not have the right to assign its rights or obligations under this Agreement or any interest herein without the prior written consent of Pledgee.

        16.    Applicable Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES).

        17.    Termination.    This Agreement and the Liens granted hereunder shall terminate upon the full and complete performance and satisfaction of the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted).

        18.    Possession of Collateral.    Beyond the exercise of reasonable care to assure the safe custody of the Collateral in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any Lender, nor any nominee of any of them, shall have any duty or liability to collect any sums due in respect of the Collateral or to protect, preserve or exercise any rights pertaining to the Collateral, and Pledgee, each Lender and any nominee thereof shall be relieved of all responsibility for any portion of the Collateral surrendered to Pledgor.

        19.    Survival of Representations.    All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

        20.    Taxes and Expenses.    Pledgor will upon demand pay to Pledgee, for the benefit of Lenders, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like) payable or ruled payable by any federal, state or other governmental authority in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the reasonable fees and expenses of attorneys, accountants, consultants or other experts and agents that Pledgee or Lenders may retain in connection with (i) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights and remedies of Pledgee or Lenders hereunder or (iii) the failure of Pledgor to perform or observe any of the provisions hereof.

        21.    Pledgee Appointed Attorney-In-Fact.    Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral and to give full discharge for the same, when and to the extent permitted by this Agreement.

        22.    Notices.    Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two Business Days after delivery to such courier properly addressed; or

(d) if by United States mail, four Business Days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:
(a) If to Pledgor:	Cherokee International Corporation 2841 Dow Avenue Tustin, California 92780 ATTN: Rita Patel Telecopy: (714) 508-5888
(b) If to Pledgee:	HELLER FINANCIAL, INC. 500 West Monroe Street Chicago, Illinois 60661 ATTN: Account Manager Corporate Finance Telecopy: (312) 441-7367
With a copy to:	HELLER FINANCIAL, INC. 500 West Monroe Street Chicago, Illinois 60661 ATTN: Legal Services Corporate Finance Telecopy: (312) 441-7367

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 21. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

        23.    Changes in Writing.    No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Pledgee and Pledgor, and then only to the extent specifically set forth in such writing.

        24.    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        25.    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        26.    Entire Agreement; No Novation.    This Agreement embodies the entire agreement and understanding among Pledgor, Pledgee and Lenders and supersedes all prior oral and written agreements and understandings among Pledgor, Pledgee and Lenders relating to the subject matter hereof, including without limitation the Original Pledge Agreements (provided that this Agreement is not intended and does not serve to effect a novation of the obligations of Pledgor under the Original Pledge Agreements), and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

        27.    CONSENT OF JURISDICTION.    PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO PLEDGEE'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON PLEDGOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO PLEDGOR, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

        28.    WAIVER OF JURY TRIAL.    PLEDGOR, PLEDGEE AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. PLEDGOR, PLEDGEE AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. PLEDGOR, PLEDGEE AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

"Pledgor":
CHEROKEE INTERNATIONAL, LLC. a California limited liability company
By:	/s/ R. V. HOLLAND, JR.
Name:	R. V. Holland, Jr.
Its:	CFO

"Pledgee":
HELLER FINANCIAL, INC., a Delaware corporation, as Agent
By:	/s/ PATRICK HENAHAN
Name:	Patrick Henahan
Its:	Senior Vice President

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  Exhibit 10.19
AMENDED AND RESTATED PLEDGE AGREEMENT